Exhibit 99.1

Avnet, Inc.
2211 South 47th Street
Phoenix, AZ 85034
PRESS RELEASE

Avnet Expands Share Repurchase Program by $500 Million;

Increases Dividend by 5.9%

Builds upon its disciplined share repurchase and dividend programs while transforming the company to support customers at every stage of the product lifecycle

Phoenix,  February 28, 2017 –  Avnet (NYSE: AVT), announced today that its Board of Directors approved an expansion of the company’s current share repurchase authorization by $500 million. Avnet now has $675 million available for share repurchases when combined with prior authorizations, and the latest authorization has no expiration date.

In addition, Avnet’s Board of Directors approved a 5.9% increase in the quarterly cash dividend to $0.18 per share. The dividend will be paid on March 28, 2017, to shareholders of record as of the close of business on March 14, 2017.

“The expansion of our share repurchase program and dividend increase highlight Avnet’s commitment to creating value for investors. Taken together, these programs have returned approximately $1.4 billion to shareholders over the past six years,” said William Amelio, Avnet’s Chief Executive Officer.

Amelio continued, “With the sale of the Technology Solutions business this week, Avnet is now solely focused on supporting our electronic components and integrated and embedded solutions customers at every stage of the product lifecycle. The approximately $2 billion of after-tax proceeds from the sale will allow us to strengthen our balance sheet and return a meaningful amount of cash to our shareholders while maintaining ample liquidity to fund future growth. We will use approximately $1.5 billion of the proceeds to pay down debt, and we are confident that as a result our credit statistics will solidly support our investment grade credit rating.”

Avnet has approved a cumulative total of $1.75 billion toward share repurchases since its share repurchase program was authorized in August 2011. During this time, the company has purchased approximately $1.08 billion worth of its shares.

Avnet plans to repurchase stock from time to time at the discretion of management in open market or privately negotiated transactions or otherwise, subject to applicable laws, regulations and approvals, strategic considerations, market conditions and other factors. The company may terminate or limit the stock repurchase program at any time without prior notice.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management’s current expectations and are subject to uncertainty and changes in facts and circumstances. The forward-looking statements herein include statements addressing future financial and operating results of Avnet and may include words such as “will,” “anticipate,” “expect,” believe,” and “should,” and other words and terms of similar meaning in connection with any discussions of future operating or financial performance, business prospects or market conditions. Actual results may vary materially from the expectations contained in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the Company’s ability to retain and grow market share and to generate additional cash flow, risks associated with any acquisition activities and the successful integration of acquired companies, declines in sales, changes in business conditions and the economy in general, changes in market demand and pricing pressures, any material changes in the allocation of product or product rebates by suppliers, allocations of products by suppliers, other competitive and/or regulatory factors affecting the businesses of Avnet generally.

More detailed information about these and other factors is set forth in Avnet’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K, Form 10-Q and Form 8-K. Except as required by law, Avnet is under no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Avnet

From idea to design and from prototype to production, Avnet supports customers at each stage of a product’s lifecycle. A comprehensive portfolio of design and supply chain services makes Avnet the go-to guide for innovators who set the pace for technological change. For nearly a century, Avnet has helped its customers and suppliers around the world realize the transformative possibilities of technology. Learn more about Avnet at www.avnet.com. (AVT_IR)

Investor Relations Contact

Vincent Keenan

vincent.keenan@avnet.com

480-643-7053